ARTICLES OF INCORPORATION
                                       OF
                       INTERNATIONAL SOLUBLES CORPORATION

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.




                                 ARTICLE I NAME

The name of the corporation shall be:

INTERNATIONAL SOLUBLES,.CORPORATION

                           ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

225 South Westmonte Drive Suite 1170
ALTAMONTE SPRINGS, FLORIDA 31714


                               ARTICLE III SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

                100,000 Common Stock No Par Value Non Asessable.


             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is: Van A. Sea

225 South Westmonte Drive Suite 1170
ALTAMONTE SPRINGS, FLORIDA 32714

                            ARTICLE V INCORPORATOR(S)

The name(s) and street address(es) of the incorporator(s) to these Articles of Incorporation is (are):

                  VAN A. SEA
                  956 Lake Destirly Dri.ve Suite   "A
                  ALTAMONTE SPRINGS, FL. 32714

                  V. COLEMAN SEA
                  956 Lake Destiny Road Suite "A"
                  ALTAMONTE SPRINGS, FL.. 32714







The   undersigned   incorporator(s)   has(have)   executed   these  Articles  of
Incorporation this 17th day of SEPTEMBER,  1998


                                 /S/ Van A. Sea
       -------------------------------------------------------------------
                                    Signature

                               /S/ V. Coleman Sea
     -----------------------------------------------------------------------
                                    Signature



                                    Signature




                            Articles of Incorporation
                                Filing Fee - $35

                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501 OR 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA..



1. The name of the corporation is:  INTERNATIONAL SOLUBLES CORPORATION




2.   The name and address of the registered agent and office is:


                  VAN  A. SEA
                  ----------------------------------------
                                     (Name)


                  225 S. WESMONTE DRIVE   SUITE 1170            [FILED
                  -------------------------------------    SECRETARY OF STATE
                            (P.O. Box not acceptable)  DIVISIONS OF CORPORATIONS
                                                        98 SEP 21 AM 8:29]
                  ALTAMONTE SPRINGS, FL. 32714
                  ----------------------------------------
                                (City/State/Zip)





Having been named as registered agent and to accept service of process forthe above stated corporation at the place disignated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


   /s/  Van A Sea
----------------------------  --------------------------------------------------
            (Signature)



            DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL